Exhibit 10.8

WAIVER AGREEMENT

This WAIVER AGREEMENT (this “Agreement”), dated as of August 15, 2022, is entered into by and among American Virtual Cloud Technologies, Inc., a Delaware corporation (the “Company”), and the undersigned holders of securities of the Company (each, a “Holder Entity”, and collectively, the “Holder”).

RECITALS

A. The Company and a Holder Entity are parties to (i) a Securities Purchase Agreement, dated as of November 5, 2021 (as in effect as of the date hereof, the “November SPA”), pursuant to which such Holder Entity purchased from the Company, among other securities, Series A Warrants (as such term is defined in the November SPA), and (ii) a Securities Purchase Agreement, dated as of December 13, 2021 (as in effect as of the date hereof, the “December SPA”), pursuant to which such Holder Entity purchased from the Company, among other securities, Series D Warrants (as such term is defined in the December SPA).

B. The Company and a Holder Entity are parties to a Securities Purchase Agreement, dated as of February 28, 2022 (as in effect as of the date hereof, the “February SPA”), pursuant to which such Holder Entity purchased from the Company shares of Series B Preferred Stock (as such term is defined in the February SPA) (the “Preferred Shares”) issued pursuant to a certificate of designations with respect thereto, the “Certificate of Designations”) and Warrants (the “February Warrants” and, collectively with the Series A Warrants and the Series D Warrants, the “Warrants”);

C. The Company and a Holder Entity are parties to a Securities Purchase Agreement, dated as of April 14, 2022 (as in effect as of the date hereof, the “April SPA” and, collectively with the November SPA, the December SPA and the February SPA, the “Purchase Agreements”), pursuant to which such Holder Entity purchased from the Company the certain senior secured convertible notes (the “Notes”); and

D. The parties hereto desire to waive or otherwise make certain voluntary adjustments pursuant to the Purchase Agreements, the Certificate of Designations, the Warrants, the Preferred Shares and/or the Notes, as applicable, all as set forth herein.

TERMS OF AGREEMENT

In consideration of the premises and further valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Waivers.

a.	From the Effective Time through and including October 15, 2022 (the “Waiver Period”), clause (ix) of the definition of Equity Conditions in the Certificate of Designations and clause (x) of the definition of Equity Conditions in the Note, in each case, shall be waived, in part, such that (i) no Price Failure (as defined in the Notes) nor Price Failure (as defined in the Certificate of Designations) shall be deemed to have occurred and (ii) if the Company satisfies the definition of Volume Failure (as defined in the Notes) and Volume Failure (as defined in the Certificate of Designations), assuming for such purpose that “$1,000,000” of each such definition was replaced with “$250,000, no Volume Failure (as defined in the Notes) nor Volume Failure (as defined in the Certificate of Designations) shall be deemed to have occurred.

b.	During the Waiver Period, (i) the Notes, the Warrants and the Certificate of Designations, as applicable, shall each be waived, in part, such that securities issued pursuant to a Subsequent Placement of up to an aggregate of $10 million (the “New Permitted Offering Size Limitation”) in gross proceeds (excluding any issuances of securities pursuant to an equity line of credit) shall be deemed to be an “Excluded Security” (as defined in each applicable Transaction Document) for all purposes thereunder (the “New Permitted Offering”), and (ii) the Transaction Documents (as defined in each of the Purchase Agreements), including, without limitation, the Notes, the Warrants and the Certificate of Designations, shall be waived in part, such that if such New Permitted Offering is an at-the-market offering, such agreement with respect thereto and any issuances of Common Stock thereunder, subject to the New Permitted Offering Size Limitation, shall not be deemed to be a variable rate transaction (and securities issued thereunder shall not be deemed to be variable rate securities) for any purpose thereunder.

c.	Effective as of the date of each Acceleration (as defined in the Certificate of Designations) specified on Schedule I attached hereto (each, a “Specified Acceleration”), each party hereto waives, in part, the Certificate of Designations, such that each such Acceleration shall be deemed to have been a voluntary conversion (each, a “Deemed Conversion”) pursuant to Section 4(a) of the Certificate of Designations of each applicable Acceleration Amount (as defined in the Certificate of Designations) with a corresponding and concurrent reduction of the Conversion Price (as defined in the Certificate of Designations) by the Company pursuant to Section 8(g) of the Certificate of Designations (solely with respect to the applicable Acceleration Amounts) to the Installment Conversion Price (as defined in the Certificate of Designations) (without giving effect to clause (x) thereof) with respect to each such applicable Acceleration. For the avoidance of doubt, after giving effect to this Section 1(c), (x) the Company shall deliver such additional shares of Common Stock (the “Deemed Excess Conversion Shares”) due to the Holder with respect to each Deemed Conversion on or prior to August 16, 2022 (and the Holder waives any Triggering Event (as defined in the Certificate of Designations) or other payments due to the Holder solely due to the failure by the Company to deliver such Deemed Excess Conversion Shares prior to August 16, 2022) and (y) after the delivery by the Company to the Holder of the Deemed Excess Conversion Shares in accordance herewith, no Acceleration Floor Amount (as defined in the Certificate of Designations) shall be due and payable with respect to any such Specified Accelerations.

2. Voluntary Adjustments. Pursuant to Section 8(g) of the Certificate of Designations and Section 7(g) of the Note, respectively, on each of the first and the fifteenth calendar day (or, with respect to the first Alternate Installment Date after the date hereof, the date hereof) of each calendar month (or, if such date is not a Trading Day, the next Trading Day, each, an “Alternate Installment Date”), the Company shall reduce the Conversion Price (as defined in the Certificate of Designations) and the Conversion Price (as defined in the Note), respectively, solely with respect to (x) such aggregate number of Preferred Shares equal to the Installment Amount (as defined in the Certificate of Designations) of such Installment Date (as defined in the Certificate of Designations) and (y) such aggregate Conversion Amount (as defined in the Note) of the Note equal to the Installment Amount (as defined in the Note) of such Installment Date (as defined in the Note) occurring in such applicable Alternate Installment Period (as defined below) (each, an “Alternate Installment Amount”), to the greater of (x) the Alternate Installment Floor Price (as defined below) and (y) 88% of the lowest VWAP of the Common Stock of any Trading Day during the eight (8) consecutive Trading Day period ending and including the Trading Day immediately prior to the applicable Alternate Installment Date (in each case, as adjusted for any stock split, stock dividend, stock combination recapitalization or other event during such period, each, an “Alternate Installment Conversion Price”). For the avoidance of doubt, any conversion (each an “Alternate Installment Conversion”) of (x) any Alternate Installment Amount of Preferred Shares shall reduce the Installment Amount (as defined in the Certificate of Designations) eligible to be included in an Installment Conversion (as defined in the Certificate of Designations) and/or Installment Redemption (as defined in the Certificate of Designations), as applicable, during the Installment Date (as defined in the Certificate of Designations) occurring during such Alternate Installment Period on a share by share basis and (y) any Alternate Installment Amount of the Note shall reduce the Installment Amount (as defined in the Note) eligible to be included in an Installment Conversion (as defined in the Note) and/or Installment Redemption (as defined in the Note), as applicable, during the Installment Date (as defined in the Note) occurring during such Alternate Installment Period on a dollar for dollar basis. At any time on or after an Alternate Installment Date (the “Current Alternate Installment Date”) and prior to the next Alternate Installment Date (each, an “Alternate Installment Period”), the Holder may convert up to an additional 300% of each applicable Alternate Installment Amount for such Current Alternate Installment Date (i.e. 400% together with the conversion on the Current Alternate Installment Date) at the Alternate Installment Conversion Price for such Current Alternate Installment Date (each, an “Alternate Acceleration”); provided, that (x) any conversion of Preferred Shares in an Alternate Acceleration shall reduce the Accelerations (as defined in the Certificate of Designations) available to the Holder under the Certificate of Designations for such Alternate Installment Period on a share-by-share basis and (y) any conversion of the Conversion Amount (as defined in the Note) of the Note in an Alternate Acceleration shall reduce the Accelerations (as defined in the Note) available to the Holder under the Note for such Alternate Installment Period on a dollar for dollar basis. For the purpose of this Agreement, (A) “Alternate Installment Floor Price” means $0.0383 and (B) “Alternate Installment Excess Shares” means such aggregate number of additional shares of Common Stock to be issued in any Alternate Installment Conversion and/or Alternate Acceleration, as applicable, in excess of the aggregate number of shares of Common Stock that would have otherwise been issued in an Installment Conversion (as defined in the Certificate of Designations or the Note, as applicable) and/or Acceleration (as defined in the Certificate of Designations or the Note, as applicable), respectively, if an Installment Date (as defined in the Certificate of Designations or the Note, as applicable) occurred on such Alternate Installment Date and/or an Acceleration Date (as defined in the Certificate of Designations or the Note, as applicable) occurred on such Alternate Acceleration Date, as applicable, respectively.

3. Principal Market Regulation. The Company shall not issue any Deemed Excess Conversion Shares or Alternate Installment Excess Shares to the extent that the issuances of such shares of Common Stock would exceed 28,054,061 shares of Common Stock (i.e. 19.99% of the shares of Common Stock outstanding as of the Effective Time and the aggregate number of shares of Common Stock which the Company may issue without breaching the Company’s obligations under the rules or regulations of the Principal Market, including rules related to the aggregation of offerings under NASDAQ Listing Rule 5635(d)) (the “Exchange Cap”), except that such limitation shall not apply in the event that the Company obtains the approval of its stockholders as required by the applicable rules of the Principal Market for issuances of shares of Common Stock in excess of such amount. Until such approval is obtained, the Holder shall not be issued in the aggregate, any Deemed Excess Conversion Shares or Alternate Installment Excess Shares in an amount greater than the Exchange Cap as of the date hereof.

4. Disclosure of Transaction. The Company shall, on or before 9:30 a.m., New York City Time, on the first Business Day following the date of this Agreement, file a Current Report on Form 8-K, or a Quarterly Report on Form 10-Q, describing the terms of the transactions contemplated hereby in the form required by the 1934 Act and attaching this Agreement as an exhibit to such filing (excluding schedules, the “SEC Filing”). From and after the filing of the SEC Filing, the Company shall have disclosed all material, non-public information (if any) provided up to such time to the Holders by the Company or any of its Subsidiaries or any of their respective officers, directors, employees or agents. In addition, upon the filing of the SEC Filing, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement with respect to the transactions contemplated hereby or as otherwise disclosed in the SEC Filing, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and any of the Holder or any of their affiliates, on the other hand, shall terminate. Neither the Company, its Subsidiaries nor the Holder shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, the Company shall be entitled, without the prior approval of the Holders, to issue a press release or make such other public disclosure with respect to such transactions (i) in substantial conformity with the SEC Filing and contemporaneously therewith or (ii) as is required by applicable law and regulations (provided that in the case of clause (i) the Holders shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release). Without the prior written consent of the Holder (which may be granted or withheld in the Holder’s sole discretion), except as required by applicable law, the Company shall not (and shall cause each of its Subsidiaries and affiliates to not) disclose the name of the Holder in any filing, announcement, release or otherwise.

5. Fees. The Company shall reimburse Kelley Drye & Warren, LLP (counsel to the Holder) in an aggregate non-accountable amount of $15,000 (the “Legal Fee Amount”) for costs and expenses incurred by it in connection with drafting and negotiation of this Agreement. Each party to this Agreement shall bear its own expenses in connection with the structuring, documentation, negotiation and closing of the transactions contemplated hereby, except as provided in the previous sentence and except that the Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, transfer agent fees, Depository Trust Company fees relating to or arising out of the transactions contemplated hereby.

6. Most Favored Nation. The Company hereby represents and warrants as of the date hereof and covenants and agrees that none of the terms offered to any Person with respect to any amendment, modification, waiver or exchange of any warrant to purchase Common Stock (or other similar instrument), including, without limitation with respect to any consent, release, amendment, settlement, or waiver relating thereto (each an “Settlement Document”), is or will be more favorable to such Person (other than any reimbursement of legal fees) than those of the Holder and this Agreement. If, and whenever on or after the date hereof, the Company enters into a Settlement Document while any Warrant remains outstanding, then (i) the Company shall provide notice thereof to the applicable Holder promptly following the occurrence thereof and (ii) the terms and conditions of this Agreement shall be, without any further action by the applicable Holder or the Company, automatically amended and modified in an economically and legally equivalent manner such that the applicable Holder shall receive the benefit of the more favorable terms and/or conditions (as the case may be) set forth in such Settlement Document, provided that upon written notice to the Company at any time such Holder may elect not to accept the benefit of any such amended or modified term or condition, in which event the term or condition contained in this Agreement shall apply to such Holder as it was in effect immediately prior to such amendment or modification as if such amendment or modification never occurred with respect to such Holder. The provisions of this Section 7 shall apply similarly and equally to each Settlement Document.

7. Effective Time. Except for Sections 4, 7, 8 and 9 herein which shall be effective as of the date hereof (or, solely after the Effective Time, any other term of this Agreement that is explicitly stated herein to be effective prior to the Effective Time), this Agreement shall be effective (the “Effective Time”) upon the later of (x) the time of due execution and delivery by the Company and the Holder of this Agreement and (y) such time as the Company shall have obtained the approval of the Nasdaq Capital Market to this Agreement.

8. Ratification. Except as otherwise expressly provided herein, the Transaction Documents (as defined in each Purchase Agreement), are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects.

9. Miscellaneous. Section 9 of the April SPA is hereby incorporated by reference herein, mutatis mutandis.

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